GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
ANNOUNCES INDUSTRIAL AND AUTOMOTIVE ACQUISITIONS

- Enhances Industrial Offering with Acquisition of Apache Hose & Belting Company –
- Expands U.S. Automotive Footprint with Acquisition of Monroe Motor Products –

- Adds Approximately $125 Million in Annual Revenues -

Atlanta, Georgia, October 19, 2017 — Genuine Parts Company (NYSE: GPC) announced today acquisitions for both its Industrial Group, Motion Industries, and its U.S. Automotive Parts Group.

Motion Industries has entered into a definitive agreement to acquire Apache Hose & Belting Company, Inc. (Apache), with an effective close date of November 1, 2017. Apache, founded in 1963 and based in Cedar Rapids, Iowa, offers over 50 years of experience in the industrial hose and belting business, specializing in value-added fabrication of belts, hoses and cut and molded products used in a wide array of industries and applications. Apache operates from seven locations in the United States and serves more than 2,500 customers throughout North America and Europe. The Company expects Apache to generate estimated annual revenues of $100 million.

In addition, the Company has entered into a definitive agreement to acquire Monroe Motor Products (Monroe), with an effective close date of November 1, 2017. Monroe, founded in 1917 and based in Rochester, New York, is a leading regional automotive parts distributor with 17 stores and a large hub location. The addition of Monroe will consolidate into our U.S. Automotive operations and is expected to generate approximate annual revenues of $25 million.

Paul Donahue, President and Chief Executive Officer, stated, “Apache is a premier distributor serving both the industrial and agricultural markets and combined with Motion, creates a market leading value-added offering in the belting and hose business. We are excited to welcome the Apache team to the Motion Industries and the GPC family, and we look forward to working with them to grow our businesses into the future.”

Mr. Donahue added, “This strategic acquisition expands our automotive store footprint and fills a significant void for us in the greater Rochester marketplace. We are pleased to welcome the Monroe team to the U.S. Automotive Parts and GPC family and look forward to working with them to expand our market share in the Rochester trading area.”

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, the Company’s ability to successfully implement its business initiatives in each of its four business segments; slowing demand for the Company’s products; changes in legislation or government regulations or policies; changes in general economic conditions, including unemployment, inflation or deflation; changes in tax policies; volatile exchange rates; high energy costs; uncertain credit markets and other macro-economic conditions; competitive product, service and pricing pressures; the ability to maintain favorable vendor arrangements and relationships; disruptions in our vendors’ operations; the Company’s ability to successfully integrate its acquired businesses; the uncertainties and costs of litigation; disruptions caused by a failure or breach of the Company’s information systems, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2016 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico and Australasia. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico. Genuine Parts Company had 2016 revenues of $15.3 billion.

Contacts

Carol B. Yancey, Executive Vice President and CFO – (678) 934-5044
Sidney G. Jones, Senior Vice President — Investor Relations – (678) 934-5628